UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2006

EDGETECH SERVICES INC.

(formerly Secure Enterprise Solutions Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

2980 S. Rainbow Blvd. #220H
Las Vegas, NV 89146

 (Address of principal executive offices, including zip code)

(310) 857 6666

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Form 8-K for EDGETECH SERVICES INC

December 8, 2006

Change in Directors and officers

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr Jeffrey Mandelbaum has been elected to the Board of Directors of Edgetech Services, Inc. to serve as an independent director.

Jeff was with Sybase, Inc. (NYSE: SY) from 1986-1996. As a member of the initial management team, he held a variety of positions in sales and executive management. In his most recent position at Sybase as CEO and President of Sybase Financial Services, Inc., he was responsible for worldwide customer and partner financing. Under Jeff’s leadership, Sybase Financial Services, Inc. closed over $900,000,000 in financing transactions between 1990 and 1996.

From 1996-1998, Jeff was Vice President of worldwide sales at Commerce One (NASDAQ: CMRC), a global leader in business-to-business electronic procurement solutions. At Commerce One Jeff played a key role as a member of the initial management team where he built the worldwide sales organization and established the initial customer agreements.

From 1998-2000, Jeff was Vice President of Media Systems Sales for Real Networks (NASDAQ: RNWK), where he had line responsibilities for the Americas regions and drove strategic opportunities worldwide. Jeff consistently exceeded revenue and margin objectives while developing a top performing and increasing efficient sales and professional services organization.

Mr. Mandelbaum was Chairman and CEO of Global Media. He joined Global Media as President in January 2000, was promoted to CEO in May 2000 after gaining approval for NASDAQ National Market listing, and was later elected Chairman in October 2000. During his tenure, the company closed four financing and M&A transactions. Streaming Magazine named Jeff as one of the industry’s 25 most influential executives.

Jeff founded Software Growth Services in 2001 to leverage his experience and network to maximize value creation in high potential enterprise software, Internet, and new media businesses. Jeff has provided advisory services focused on strategy, sales and marketing, business development, and corporate finance services for leading private equity investors and their portfolio companies including Warburg Pincus, Kleiner Perkins Caufield & Byers, Sigma Partners, Jefferson Partners, Baker Capital, and Draper Atlantic.

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Edgetech Services, Inc., A Nevada Corporation

(Registrant)

By: /s/ Adam Radly ---------------------------- Adam Radly, President and CEO Date: December 8, 2006

Item 7 - Financial Statements and Exhibits

Press release dated December 8, 2006

Jeff Mandelbaum joins Edgetech

December 8, 2006 (PRWEB) – The Edgetech Services Inc. stock symbol OTCBB: EDGH) has elected Jeffrey Mandelbaum to its Board of Directors to serve as an independent director effective December 8, 2006.

Jeff was with Sybase, Inc. (NYSE: SY) from 1986-1996. In his most recent position at Sybase as CEO and President of Sybase Financial Services, Inc., he was responsible for worldwide customer and partner financing. Under Jeff’s leadership, Sybase Financial Services, Inc. closed over $900,000,000 in financing transactions between 1990 and 1996.

From 1996-1998, Jeff was Vice President of worldwide sales at Commerce One (NASDAQ: CMRC), a global leader in business-to-business electronic procurement solutions.

From 1998-2000, Jeff was Vice President of Media Systems Sales for Real Networks (NASDAQ: RNWK), where he had line responsibilities for the Americas regions and drove strategic opportunities worldwide.

Jeff joined Global Media as President in January 2000, was promoted to CEO in May 2000 after gaining approval for NASDAQ National Market listing, and was later elected Chairman in October 2000. During his tenure, the company closed four financing and M&A transactions. Streaming Magazine named Jeff as one of the industry’s 25 most influential executives.

“We’re very fortunate to have someone with Jeff’s experience and capability join our board”, said Adam Radly, CEO of Edgetech.

“I’m very pleased to be joining the board. I’m excited about Edgetech’s potential especially in light of numerous business opportunities for the future”, said

Edgetech recently announced the sale of its Internet businesses (WebsBiggest.com) and the acquisition of systems integrator Data Management. This has enabled Edgetech to become a more focused organization.

 Edgetech also confirmed that it is focused on pursuing additional acquisitions of IT companies and is favoring those that own their own intellectual property. Mr. Radly also said that the Company has plans to develop its own proprietary products in the area of IT security and RFID.

Edgetech also announced that it will be changing its name from Edgetech Services, Inc. to Inova Technology, Inc.

About Edgetech

Edgetech has two business units. The storage business (Data Management) sells data management and storage products and services to large corporate and government customers. Customers include the Federal Communications Commission, Securities and Exchange Commission, Department of Justice, US Air Force, US Dept of Defense, Boeing Information Services, Northrop Grumman. The services business (Edgetech Services) provides consulting services to IBM and LGS.

Press Contact:

Adam Radly, ir@inovatechnology.com, Phone (310) 857-6666